                                                                    EXHIBIT 99.2

                              CENTURA BANKS, INC.

               SPECIAL MEETING OF STOCKHOLDERS, FEBRUARY 3, 2000

       THIS JOINT PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints _________________ and ___________________, or either of them in case the other is unable or unwilling to act, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting stock of Centura Banks, Inc. held of record by the undersigned on December 6, 1999, at the Special Meeting of Stockholders to be held on February 3, 2000, or any adjournments thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against the issuance of shares of Centura common stock pursuant to the Agreement and Plan of Reorganization, dated as of August 22, 1999 by and between Centura Banks, Inc. and Triangle Bancorp, Inc. (the "Agreement") will be voted in favor of adjournment to solicit further proxies for such proposal.

   1. Approval of the issuance of shares of Centura common stock pursuant to the Agreement.

               [ ]  FOR           [ ]  AGAINST              [ ]  ABSTAIN

   2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION AND THE RELATED PLAN OF MERGER.

   THIS JOINT PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS JOINT PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT.

       The undersigned acknowledges receipt from Centura Banks, Inc. prior to the execution of this proxy of Notice of the Special Meeting and the related joint proxy statement-prospectus.

       DATED:  ________________

                                          --------------------------------------------------------------------
                                                                        Signature

                                          --------------------------------------------------------------------
                                                                Signature, if held jointly

                                          Please sign exactly as name appears on this joint proxy card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a
                                          corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.